UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2021

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	APEN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Jeffrey G. Black as Chief Financial Officer
On July 12, 2021, Apollo Endosurgery, Inc. appointed Jeffrey G. Black as Chief Financial Officer. Mr. Black’s employment with us will commence effective as of August 1, 2021, or the Effective Date, and Mr. Black will assume the position and responsibilities of Chief Financial Officer following the filing of our Quarterly Report for the quarter ended June 30, 2021. There is no arrangement or understanding between Mr. Black and any other person pursuant to which he was appointed as an officer of our company, and there is no family relationship between Mr. Black and any of our directors or other executive officers.
Mr. Black, age 52, previously served as Executive Vice President and Chief Financial Officer of Alphatec Holdings, Inc., a medical technology company, from March 2017 to April 2021. From September 2015 to March 2017, Mr. Black served as Chief Financial Officer of Applied Proteomics, Inc., a non-invasive, proteomics-based diagnostics company. From April 2014 to September 2015, Mr. Black served as Chief Financial Officer of AltheaDx, Inc., a pharmacogenetics diagnostics company. Mr. Black is a Certified Public Accountant (inactive) and is a member of the Board of Directors of Cellana, Inc., an algae bioproducts company. Mr. Black received his B.S. in Business from the University of Arizona.
Pursuant to Mr. Black’s employment agreement with us, he will receive an annual base salary of $375,000. He will also be eligible to receive an annual discretionary cash bonus, with a target amount equal to 60% of his then-current annual base salary, upon the achievement of annual performance milestones established by our Board of Directors. Mr. Black’s annual bonus will be pro-rated for 2021.
Pursuant to the terms of the employment agreement, we will grant Mr. Black an initial stock option to purchase 150,000 shares of our common stock at an exercise price equal to the closing price of our common stock as reported by The Nasdaq Global Market on the grant date. This option will vest over a period of four years, with one-quarter of the shares underlying the option vesting on the first anniversary of the Effective Date and the remainder vesting in equal monthly installments thereafter. We will also issue to Mr. Black 80,000 time-based restricted stock units. The time-based restricted stock units will vest over a period of four years, with one-quarter of the restricted stock units vesting on the first anniversary of the Effective Date and the remainder vesting in equal quarterly installments thereafter. We will also issue to Mr. Black 120,000 performance-based restricted stock units, one-third of which will vest upon the achievement of revenue for the trailing four quarters equal to each of $70 million, $90 million and $110 million. Upon the occurrence of a change in control without an associated termination of employment, the performance-based restricted stock units will vest as follows: (i) 50% of the unvested units will vest in full if the deemed value of our common stock in the change in control is at least one and one half times but less than two times the closing price of our common stock at the original grant date and (ii) 100% of the units will vest in full if the deemed value is over two times such closing price.
Pursuant to the terms of the agreement, Mr. Black is subject to certain confidentiality obligations and is obligated to sign and comply with an agreement relating to proprietary information and inventions. Mr. Black’s employment is “at will” and may be terminated at any time, with or without cause or advanced notice. Upon termination of his employment without cause or his resignation for good reason (each as defined in his agreement), Mr. Black will receive (i) six months of base salary and (ii) any earned but unpaid bonus with respect to the prior year. If the termination occurs within three months prior to or 12 months after a change in control, (i) Mr. Black will receive 12 months of base salary, any earned but unpaid bonus with respect to the prior year and reimbursement for continued medical coverage for 12 months, (ii) 100% his initial option grant and initial time-based restricted stock unit grant and any additional equity awards will immediately vest and become exercisable, (iii) his initial performance-based restricted stock unit grant will vest as described in the preceding paragraph and (iv) he will receive an extension of the vesting period for the initial performance-based restricted stock units through the date of public release of financial results for the second full fiscal quarter following Mr. Black’s termination. If Mr. Black is subjected to excise tax pursuant to Sections 280G and 4999 of the Internal Revenue Code, he will either have his payments cut back so that the excise tax does not apply, or he will receive the full payments and benefits and be subject to the excise tax, whichever puts him in a better after-tax position.
We will enter into our standard indemnification agreement for executive officers with Mr. Black, the form of which was previously filed by us as Exhibit 10.6 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which was filed with the Securities and Exchange Commission on August 8, 2018.
The foregoing summary of the terms and conditions of employment of Mr. Black does not purport to be complete and is qualified in its entirety by reference to the employment agreement for Mr. Black, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Transition of Stefanie Cavanaugh
In connection with Mr. Black’s appointment as Chief Financial Officer, Ms. Cavanaugh has agreed to continue her employment in a transitional role and will step down as Chief Financial Officer upon the filing of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. In her transitional role, Ms. Cavanaugh will retain substantially the same employment terms and conditions as set forth in her existing employment agreement, dated March 2, 2015 and as amended on May 23, 2018, other than with respect to her title and position at our company. Her unvested stock-based awards will continue to vest in accordance with their terms, and she will remain eligible to receive her annual bonus for 2021 in accordance with our 2021 Bonus Plan if she remains employed with us through January 31, 2022. If Ms. Cavanaugh’s employment with us is terminated on or prior to January 31, 2022 for any reason other than for Cause (as defined in her existing employment agreement), including if we do not reach agreement on new employment terms for her transitional role, she will be entitled to the applicable severance and other benefits set forth in her existing employment agreement. After January 31, 2022, Ms. Cavanaugh will be entitled to severance and other benefits in accordance with the employment terms in effect at the time of termination or resignation.
Item 7.01    Regulation FD Disclosure.
On July 16, 2021, we issued a press release announcing the appointment of Mr. Black as Chief Financial Officer and Ms. Cavanaugh’s transition, which press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The press release attached to this report as Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information contained in the press release attached to this report as Exhibit 99.1 shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by us, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Document
99.1	Press Release, dated July 16, 2021.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	July 16, 2021
		By:	/s/ Charles McKhann
		Name:	Charles McKhann
		Title:	Chief Executive Officer and President